Exhibit 99.2

Preliminary Copy

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS OF

PEOPLES BANK OF VIRGINIA

MAY 24, 2012

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints ____________ and ____________, or either of them, as proxies, with full power of substitution, to vote all shares of common stock of Peoples Bank of Virginia held of record by the undersigned at the close of business on April 6, 2012 at the special meeting of shareholders to be held on May 24, 2012, at 3:00 p.m., Eastern Daylight Savings Time, at Meadowbrook Country Club, 3700 Cogbill Road, Richmond, Virginia, and at any adjournments or postponements thereof, with respect to the proposals set forth on this proxy card, as more fully set forth in the accompanying proxy statement/prospectus. The undersigned hereby revokes any previously submitted proxy for the matters to be voted on at the special meeting and acknowledges receipt of the notice of special meeting of shareholders and the proxy statement/prospectus.

The Peoples Bank of Virginia Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

1.	To approve and adopt the Agreement and Plan of Reorganization, dated as of March 1, 2012, by and among First Community Bancshares, Inc., First Community Bank and Peoples Bank of Virginia, and the related plan of merger attached as an exhibit thereto (collectively, the “merger agreement”), and the transactions contemplated thereby.

☐ FOR               ☐ AGAINST                ☐ ABSTAIN

2.	To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

☐ FOR                ☐ AGAINST               ☐ ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

If any other business is presented at the special meeting, this proxy shall be voted in accordance with the recommendations of management. This proxy may be revoked at any time before it is voted. The undersigned may attend the special meeting, revoke this proxy and vote in person.

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.

Date:

Signature of Shareholder(s)

I plan ☐, do not plan ☐ , to attend the special meeting.